Exhibit 99.1

Creative Realities, Inc. and Reflect Systems Finalize Merger, Expand End-to-End Offering and Verticals Served

Comprehensive solution and market presence positions the newly combined company to dominate the digital signage industry

LOUISVILLE, KY & DALLAS, TX – FEB. 18, 2022 – Creative Realities, Inc. (‘CRI’, NASDAQ: CREX, CREXW) and Reflect Systems announced today that the companies have finalized their merger, which was first disclosed in November 2021. The combined company now operates under the Creative Realities, Inc. brand name and remains listed on NASDAQ as CREX.

The official closure follows just weeks after the two digital signage powerhouses announced they won their first joint customer — a multi-million dollar, national retail project — demonstrating the breadth of their combined offerings. With the brands operating as one, Creative Realities now boasts the largest, scalable end-to-end offering available on the market.

“The opportunity we had to fuse with a company known for its culture, client-centricity, CMS-savvy and strong relationships with the OEM community was more than an example of business compatibility,” said Rick Mills, CEO of the combined organization. “This merger was a deliberate, strategic vision to drive the next phase of digital signage innovation and deliver to the marketplace a united stack of services, offerings and expertise not seen before from a single entity in quite this way.”

The combined Creative Realities represents a full integration of both companies’ industry knowledge and track records of success. Creative Realities has a known historic strength of deploying large-scale and sophisticated digital signage projects for brands in the automotive, convenience retail, quick-service restaurant and stadium environment spaces. Similarly, with Reflect’s extensive experience and expertise in industries such as specialty retail, healthcare, banking and corporate communications, the door has opened for the integrated company to address virtually any digital experience needed for every environment, venue or sector.

“Our enhanced capacity and reach are now poised to bring all-encompassing solutions to a variety of business sectors previously untapped by these kinds of next-generation signage experiences,” said Lee Summers, former CEO of Reflect, now working on various strategic initiatives, including media sales and AdTech initiatives at Creative Realities. “New and existing customers will benefit from our expanded portfolio, which incorporates every phase of a deployment, along with the latest innovations in interactive experiences, audience analytics and industry-leading software.”

Full-scale offerings of the combined Creative Realities include:

●	Experienced planning, technology design and content creation, including custom and HTML web-based apps
●	Robust, purpose-built CMS Software via ReflectView, Reflect Xperience and Clarity for digital menu boards — all offered as a SaaS model
●	Data-driven analytics and menu board methods to optimize design and drive ROI
●	Design engineering, project management, installation and technical support
●	Internet Protocol Television (IPTV) streaming platforms
●	In-house, 24/7 Network Operation Center for Day-2 support and service to support the lifetime of the deployment

“With the expanded CMS options, added software development capabilities, and feet on the street, we’re primed to get clients to market faster, more efficiently, and with hyper localization and personalization of content,” said Mills. “We’re confident we have the most compelling and competitive products and service offerings available for the digital signage market. Together, we are fully positioned to fortify and future-proof digital signage solutions.”

The combined company will be headquartered in Louisville, Kentucky.

Reflect was advised in the transaction by Innovation Advisors, a technology-focused investment bank, and Katten Muchin Rosenman LLP served as legal counsel to Reflect. Creative Realities was advised in the transaction by The Pretium Company, a TMT strategic advisory/consulting firm, and Maslon LLP served as legal counsel to Creative Realities.

About Creative Realities, Inc.

Creative Realities helps clients use the latest omnichannel technologies to inspire better customer experiences. The company designs, develops and deploys digital marketing experiences for high-end enterprise-level networks, and is actively providing recurring SaaS and support services across diverse vertical markets, including but not limited to automotive, advertising networks, fashion/multibrand retail, convenience retail, quick-service restaurant, cinema, and stadium venues. The company has operations across North America with active installations in more than 10 countries.

About Reflect

Reflect provides powerful, cost-effective digital signage platforms and solutions, helping organizations to create compelling experiences that engage staff and keep customers coming back for more. Reflect supplies everything brands need, including strategy, creative services, robust content management and ad trafficking systems, and media sales, all backed by the market-leading ReflectView and AdLogic software platforms.

Cautionary Note on Forward-Looking Statements

This press release contains certain statements that are “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Given these uncertainties related to the foregoing statements, and the fact that forward-looking statements represent management’s estimates and assumption as of the date of this press release, you should not attribute undue certainty to these forward-looking statements. We assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements contained in this press release, even if new information becomes available in the future.

Contacts

Christina Davies

cdavies@ideagrove.com

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